Exhibit 99.1
BERKSHIRE HILLS ANNOUNCES SECOND QUARTER RESULTS
Dividend Declared
Pittsfield, MA — July 21, 2009 — Berkshire Hills Bancorp (BHLB) reported second quarter 2009 net income of $2.3 million. The Company’s 2009 second quarter earnings per share totaled $0.24 before an FDIC special assessment and preferred stock dividends. The FDIC levied a special industry assessment which totaled $1.3 million for Berkshire, or $0.06 per share after-tax.
During the most recent quarter, Berkshire recorded a $3.0 million deemed dividend related to the repayment of its preferred stock to the U.S. Treasury. The deemed dividend, together with cash preferred stock dividends and accretion, reduced earnings available to common shareholders by $0.26 per share. After these charges of $0.06 per share for the FDIC assessment and $0.26 per share for preferred dividends, GAAP earnings per common share were ($0.08). The one-time deemed dividend had no impact on cash or on stockholders’ equity.
FINANCIAL HIGHLIGHTS
•	Strong growth in targeted loans and deposits
•	12% annualized second quarter commercial loan growth

•	3% annualized second quarter deposit growth; 13% annualized first half growth

•	16% second quarter growth in commercial checking account balances
•	Continuing solid loan performance
•	0.42% nonperforming assets/assets and 0.66% accruing delinquent loans/loans at midyear
•	0.45% annualized net charge-offs to average loans in second quarter
•	Further expense reductions — 5% decrease in second quarter non-interest expense before FDIC insurance expense (7% increase including FDIC), compared to 2008 second quarter
•	Strong capital from common stock raise — 15% common equity to assets
Michael P. Daly, President and Chief Executive Officer, stated, “We made solid progress in building our business in the second quarter and are optimistic about our prospects for sustained growth as we gain share from national competitors. Annualized commercial loan growth moved into double digits, with substantial contributions from our new team in New York; we had another solid quarter of deposit growth, while managing our deposit pricing to minimize the pressure on our net interest margin; and new business generation accelerated in our integrated wealth management and insurance services. Before FDIC insurance expense, we further reduced core non-interest expense, resuming the downward trend in linked quarter core expense begun a year ago. We are positioning our Company for higher earnings when economic conditions normalize. Additionally, our recent loan and securities growth occurred near the end of the second quarter and is expected to benefit net interest income beginning in the third quarter.”

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Mr. Daly continued, “We successfully issued $32 million in common stock through a public offering in May, following a successful nearly $40 million offering last October. Our strong capital and liquidity position us to be able to participate in expansion opportunities where we feel that the pricing and fit are appropriate. Our New England and New York markets are expected to provide attractive investment opportunities as we pursue growth as the largest locally headquartered regional bank.”
DIVIDEND DECLARED
The Board of Directors maintained the cash dividend on our common stock, declaring a dividend of $0.16 per share to stockholders of record at the close of business on August 6, 2009 and payable on August 20, 2009.
GLOBE 100 AWARD
Berkshire was named in May to the “Globe 100” list of top performing public companies in Massachusetts. The annual Boston Globe survey identifies the best businesses based on growth of revenues, profitability, return on shareholder equity, and size. This is the ninth year in a row that Berkshire has received this recognition, and Berkshire’s ranking was the highest among the local/regional banks which were named. Mr. Daly stated, “We had record earnings in 2008, with 21% growth in revenues and a 64% increase in earnings. This earned us a spot in the top 50 companies named by the Globe. We have a dedicated team of professionals who are delivering the promise of America’s Most Exciting BankSM to our customers and communities.”
FINANCIAL CONDITION
Total assets were $2.7 billion at June 30, 2009 which was little changed from the prior quarter and prior year-end. After accumulating short-term investments resulting from first quarter deposit growth, in the second quarter the Company used this liquidity to increase investment securities and pay-down borrowings. Loans declined slightly in both periods due to run-off of auto loans and residential mortgages. Total equity was flat for the first six months, with income and common stock offering proceeds offsetting the repayment of preferred stock.
Short term investments declined to $36 million at mid-year from $113 million at the end of the first quarter. Some of these proceeds were invested in high grade short duration debt securities, bringing total investment securities to $370 million from $344 million during the second quarter.
Total commercial loans increased at a 12% annualized rate in the second quarter of 2009, and at a 4% annualized rate for the first half of the year. Growth was concentrated in commercial real estate loans, which increased by $28 million for the first half of the year. Home equity line outstandings increased by $27 million in the first half of the year due primarily to new originations. Berkshire originates conforming home equity lines to a maximum LTV of 80%. Growth in commercial loans and home equity loans partially offset declines in auto loans and residential mortgages. Auto loans decreased by $32 million to $101 million in the first half of the year due to the planned run-off of the indirect auto portfolio. Residential mortgage loans decreased in the first half of 2009 due to a high volume of refinancings as a result of low fixed rates. Berkshire originated a total of $140 million in residential mortgages in the first half of the year; most of this volume was fixed rate mortgages which were sold to federal agencies.

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Nonperforming assets decreased to 0.42% of assets at quarter-end, compared to 0.47% at the start of the quarter and 0.48% at the beginning of the year. Performing delinquent loans increased modestly due primarily to higher commercial loan delinquencies. Performing delinquent loans measured 0.66% of total loans at midyear, compared to 0.46% at the start of the quarter and 0.51% at the beginning of the year. Annualized net loan charge-offs measured 0.45% in the second quarter and 0.48% for the first half of the year. The loan loss allowance remained flat at 1.16% of total loans during the quarter.
Total deposits increased by $13 million in the second quarter and $122 million in the first half. Demand deposits grew by $20 million in the second quarter, including 8% annualized growth of personal accounts. NOW account balances decreased primarily due to seasonal decreases in municipal balances. The cost of deposits decreased from 1.99% in the fourth quarter of 2008 to 1.81% in the most recent quarter, reflecting the Company’s pricing strategies and the impact of competitive market pricing floors in the current environment. During the first half of the year, proceeds from deposit growth were primarily used to reduce borrowings, which declined by $77 million over this time.
Total stockholders’ equity was $408 million at mid-year, which was unchanged from year-end 2008. During the second quarter, Berkshire raised $32 million in net proceeds from a public common stock offering and repaid $40 million in preferred stock previously issued to the U.S. Treasury. Additionally, Berkshire paid $1 million to repurchase the common stock warrant issued to the Treasury, thereby ending all involvement with financing from the Treasury. Stockholders’ equity also benefited from $6 million in net income and $6 million in comprehensive income as a result of improved securities prices. The ratio of tangible common equity to assets improved to a strong 9.2% at mid-year, while the ratio of total equity to assets measured 15.2%. Tangible book value per common share improved to $16.52 from $15.73 at the start of the year. Midyear total book value per share measured $29.29, compared to $30.33 at the start of the year.
RESULTS OF OPERATIONS
Second quarter 2009 net income was $2.3 million, compared to $5.7 million in the second quarter of 2008. For the first six months, net income was $6.2 million in 2009 compared to record earnings of $11.8 million in 2008. Major changes in the first six months included decreases of $2.5 million in net interest income and $2.1 million in fee income, together with increases of $3.0 million in FDIC insurance premiums and $2.8 million in the provision for loan losses.
The year-to-year decline in net interest income was due to margin compression. The net interest margin was 2.91% in the second quarter and 3.01% in the first half of 2009, compared to 3.45% and 3.43% in the same periods of 2008, respectively. This decline was primarily due to the impact of near-zero short term interest rates, which reduced the yields on assets, while deposit costs declined less due to competitive market floors. Berkshire is maintaining modest asset interest rate sensitivity in order to benefit from anticipated future interest rate increases. Net interest income also was affected by runoff of indirect auto loans and residential mortgages. Berkshire is exiting the indirect auto loan business; residential mortgage runoff reflects the refinancing of mortgages into fixed rate mortgages sold to federal agencies. Income was also reduced by the elimination in 2009 of dividends from the Federal Home Loan Bank of Boston; these dividends totaled $0.5 million in the first half of 2008. Growth in commercial loans and securities near the end of the second quarter is expected to benefit net interest income beginning in the third quarter.

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Fee income declined by $1.3 million and $2.1 million year-to-year in the second quarter and first half of 2009 compared to 2008. First half wealth management fees decreased $0.9 million mainly due to lower stock market prices on which these fees are based. Assets under management increased to $681 million in the first half of 2009 as a result of 15% annualized new business generation, and the new business pipeline was strong at mid-year. First half insurance income decreased $1.0 million, primarily reflecting lower contingency income due to changes in industry pricing conditions. Insurance fee income is seasonal, with most contingency income received in the first half of the year. Deposit and loan fee income declined slightly by $0.2 million in the first half. Non-recurring income totaled $1.2 million in 2009, primarily due to $1.0 million in fees related to the June termination of the merger agreement with CNB Financial Corp.
The loan loss provision increased by $1.1 million and $2.8 million year-to-year in the second quarter and first half. The 2009 loan loss provision exceeded net loan charge-offs, which measured an annualized 0.48% of average loans in 2009, increasing from 0.15% in the first half of 2008 primarily due to higher commercial loan charge-offs, which measured a modest 0.64% of average commercial loans in 2009. Second quarter commercial loan charge-offs included $0.6 million related to the Company’s decision to accelerate certain problem asset dispositions.
Total non-interest expense increased by $1.3 million and $1.7 million year-to-year for the second quarter and first half. This increase resulted from FDIC insurance expense increases of $2.3 million and $3.0 million respectively. Second quarter FDIC expense included a $1.3 million special industry assessment ($0.06 per share after tax). Excluding FDIC insurance expense, all other second quarter non-interest expense declined by $1.0 million (5%) in 2009 compared to 2008. The decrease was concentrated in compensation expense for both the second quarter and year-to-date. Non-core expense totaling $0.6 million in the most recent quarter included charges related to the terminated merger agreement with CNB Financial Corp, together with restructuring charges in the new Integrated Services division. The first half effective income tax rate decreased to 26% from 28% year-to-year due to lower pre-tax earnings in 2009.
CONFERENCE CALL
Berkshire will conduct a conference call/webcast at 10:00 A.M. eastern time on Wednesday, July 22, 2009 to discuss this news release and guidance about expected future results. Please call in a few minutes prior to the scheduled time to register for the event. A copy of the presentation for this call will be available prior to the call at www.berkshirebank.com in the investor relations section. Information about the conference call follows:

Dial-in:	800-860-2442
Webcast:	www.berkshirebank.com (Investor Relations link)
A telephone replay of the call will be available through July 29, 2009 by calling 877-344-7529 and entering replay passcode: 431997. The webcast and a podcast will be available at Berkshire’s website above for an extended period of time.

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BACKGROUND
Berkshire Hills Bancorp is headquartered in Pittsfield, Massachusetts. It has $2.7 billion in assets and is the parent of Berkshire Bank — America’s Most Exciting BankSM. The Company provides personal and business banking, insurance, wealth management, and investment services through 48 financial centers in western Massachusetts, northeastern New York, and southern Vermont. Berkshire Bank provides 100% deposit insurance protection, regardless of amount, based on a combination of FDIC insurance and the Depositors Insurance Fund (DIF). For more information, visit www.berkshirebank.com or call 800-773-5601.
FORWARD LOOKING STATEMENTS
Statements in this news release regarding Berkshire Hills Bancorp that are not historical facts are “forward-looking statements”. These statements reflect management’s views of future events, and involve risks and uncertainties. For a discussion of factors that could cause actual results to differ materially from expectations, see “Forward Looking Statements” in the Company’s 2008 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at the Securities and Exchange Commission’s Internet website (www.sec.gov) and to which reference is hereby made. Actual future results may differ significantly from results discussed in these forward-looking statements, and undue reliance should not be placed on such statements. Except as required by law, the Company assumes no obligation to update any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs and restructuring costs. Similarly, the efficiency ratio is also adjusted for these non-core items. Additionally, the Company adjusts core income to exclude amortization of intangibles to arrive at a measure of the underlying operating cash return for the benefit of stockholders. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community. In the first quarter of 2009, the Company adjusted core earnings per share and core return on tangible common equity to be net of preferred stock dividends. These measures were not adjusted in this manner in the second quarter of 2009. The second quarter deemed dividend was a nonrecurring non-cash charge with no impact on stockholders’ equity and did not reflect a core economic event in the Company’s view. Additionally, the Company held cash at near-zero interest rates in the second quarter while it awaited the approval of the U.S. Treasury to repay the preferred stock. Accordingly, the preferred stock cash dividend and accretion charges were viewed by the Company as non-core one-time charges against income available to common stockholders related to the process of repaying the preferred stock.

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CONTACTS
Investor Relations Contact
David H. Gonci
Corporate Finance Officer
413-281-1973
Media Contact
Fedelina Madrid
Vice President — Marketing
413-236-3733

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BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED

	June 30,	March 31,	December 31,
(In thousands)	2009	2009	2008
Assets
Total cash and cash equivalents	$30,746	$22,887	$26,582
Fed funds sold & short-term investments	36,037	113,225	18,216

Trading security	16,247	17,565	18,144
Securities available for sale, at fair value	303,546	274,879	274,380
Securities held to maturity, at amortized cost	26,851	27,972	25,872
Federal Home Loan Bank stock and other restricted securities	23,120	23,120	23,120

Total Securities	369,764	343,536	341,516

Loans held for sale	8,901	5,276	1,768

Residential mortgages	627,958	651,507	677,254
Commercial mortgages	833,598	797,363	805,456
Commercial business loans	172,341	179,765	178,934
Consumer loans	334,882	340,743	345,508

Total loans	1,968,779	1,969,378	2,007,152
Less: Allowance for loan losses	(22,917)	(22,903)	(22,908)

Net loans	1,945,862	1,946,475	1,984,244

Premises and equipment, net	36,197	37,029	37,448
Goodwill	161,725	161,725	161,178
Other intangible assets	15,987	16,820	17,652
Cash surrender value of life insurance policies	36,267	35,964	35,668
Other assets	39,600	41,414	42,457

Total assets	$2,681,086	$2,724,351	$2,666,729

Liabilities and stockholders’ equity
Demand deposits	$257,133	$237,619	$233,040
NOW deposits	176,238	199,236	190,828
Money market deposits	506,100	505,937	448,238
Savings deposits	209,232	212,687	211,156

Total non-maturity deposits	1,148,703	1,155,479	1,083,262
Time deposits	802,691	782,601	746,318

Total deposits	1,951,394	1,938,080	1,829,580

Borrowings	281,860	327,160	359,157
Junior subordinated debentures	15,464	15,464	15,464
Derivative liabilities	13,838	22,485	24,068
Due to broker	—	—	19,895
Other liabilities	10,980	8,344	10,140

Total liabilities	2,273,536	2,311,533	2,258,304

Total preferred stockholders’ equity	—	36,959	36,822
Total common stockholders’ equity	407,550	375,859	371,603

Total stockholders’ equity	407,550	412,818	408,425

Total liabilities and stockholders’ equity	$2,681,086	$2,724,351	$2,666,729

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS — UNAUDITED
LOAN ANALYSIS

	June 30, 2009		March 31, 2009		December 31, 2008
		Quarterly		Quarterly
		Annualized		Annualized
(Dollars in millions)	Balance	Growth %	Balance	Growth %	Balance
Residential mortgages:
Total residential mortgages	$628	(14)	651	(16)	677

Commercial mortgages:
Construction	135	9	132	6	130
Single and multi-family	67	6	66	(23)	70
Other commercial mortgages	632	22	599	(4)	605

Total commercial mortgages	834	19	797	(4)	805

Commercial business loans	172	(18)	180	2	179

Total commercial loans	1,006	12	977	(3)	984

Consumer loans:
Auto	101	(52)	116	(52)	133
Home equity and other	234	16	225	23	213

Total consumer loans	335	(7)	341	(6)	346

Total loans	$1,969	—%	$1,969	(8)%	$2,007

DEPOSIT ANALYSIS

	June 30, 2009		March 31, 2009		December 31, 2008
		Quarterly		Quarterly
		Annualized		Annualized
(Dollars in millions)	Balance	Growth %	Balance	Growth %	Balance
Demand	$257	34%	$237	7%	$233
NOW	176	(46)	199	17	191
Money market	506	—	506	53	448
Savings	209	(8)	213	4	211

Total non-maturity deposits	1,148	(2)	1,155	27	1,083

Time less than $100,000	403	2	401	6	395
Time $100,000 or more	400	19	382	36	351

Total time deposits	803	10	783	20	746

Total deposits	$1,951	3%	$1,938	24%	$1,829

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2009	2008	2009	2008
Interest and dividend income
Loans	$25,370	$29,823	$51,802	$61,146
Securities and other	3,395	3,011	6,843	6,211

Total interest and dividend income	28,765	32,834	58,645	67,357
Interest expense
Deposits	8,677	10,521	17,150	22,809
Borrowings and junior subordinated debentures	3,364	3,666	7,060	7,607

Total interest expense	12,041	14,187	24,210	30,416

Net interest income	16,724	18,647	34,435	36,941
Non-interest income
Insurance commissions and fees	3,274	3,694	7,843	8,840
Deposit service fees	2,443	2,486	4,679	4,641
Wealth management fees	1,113	1,567	2,302	3,195
Loan service and interest rate swap fees	(136)	228	255	465

Total fee income	6,694	7,975	15,079	17,141
Other	468	562	820	880
Gain (loss) on sale of securities, net	3	(26)	1	(26)
Other non-recurring income	1,240	—	1,177	(12)

Total non-interest income	8,405	8,511	17,077	17,983

Total net revenue	25,129	27,158	51,512	54,924
Provision for loan losses	2,200	1,105	4,700	1,930
Non-interest expense
Salaries and employee benefits	8,902	9,842	18,254	19,498
Occupancy and equipment	2,859	2,774	5,987	5,742
Marketing, data processing, and professional services	2,233	2,127	4,323	3,986
FDIC premium and special assessment	2,387	54	3,079	108
Other non-recurring expense	601	683	601	683
Amortization of intangible assets	833	1,019	1,666	2,103
Other	2,163	2,133	4,521	4,586

Total non-interest expense	19,978	18,632	38,431	36,706

Income before income taxes	2,951	7,421	8,381	16,288
Income tax expense	620	1,708	2,167	4,526

Net income	$2,331	$5,713	$6,214	$11,762

Less: Cumulative preferred stock dividend and accretion	393	—	1,030	—
Less: Deemed dividend resulting from preferred stock repayment	2,954	—	2,954	—

Net income available to common stockholders	$(1,016)	$5,713	$2,230	$11,762

Basic earnings per common share	$(0.08)	$0.55	$0.18	$1.14
Diluted earnings per common share	$(0.08)	$0.55	$0.18	$1.13

Weighted average common shares outstanding
Basic	12,946	10,302	12,556	10,344
Diluted	12,946	10,384	12,593	10,420

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2009	2009	2008	2008	2008
Interest and dividend income
Loans	$25,370	$26,432	$29,343	$30,078	$29,823
Securities and other	3,395	3,448	3,419	3,014	3,011

Total interest and dividend income	28,765	29,880	32,762	33,092	32,834
Interest expense
Deposits	8,677	8,473	9,248	9,676	10,521
Borrowings and junior subordinated debentures	3,364	3,696	4,044	4,087	3,666

Total interest expense	12,041	12,169	13,292	13,763	14,187

Net interest income	16,724	17,711	19,470	19,329	18,647
Non-interest income
Insurance commissions and fees	3,274	4,569	2,139	2,640	3,694
Deposit service fees	2,443	2,236	2,623	2,518	2,486
Wealth management fees	1,113	1,189	1,171	1,338	1,567
Loan service and interest rate swap fees	(136)	391	203	561	228

Total fee income	6,694	8,385	6,136	7,057	7,975
Other	468	352	241	174	562
Gain (loss) on sale of securities, net	3	(2)	—	4	(26)
Other non-recurring income	1,240	(63)	—	—	—

Total non-interest income	8,405	8,672	6,377	7,235	8,511

Total net revenue	25,129	26,383	25,847	26,564	27,158
Provision for loan losses	2,200	2,500	1,400	1,250	1,105
Non-interest expense
Salaries and employee benefits	8,902	9,352	8,988	9,796	9,842
Occupancy and equipment	2,859	3,128	2,736	2,760	2,774
Marketing, data processing, and professional services	2,233	2,090	1,803	2,003	2,127
FDIC premium and special assessment	2,387	692	535	118	54
Other non-recurring expense	601	—	—	—	683
Amortization of intangible assets	833	833	838	889	1,019
Other	2,163	2,358	2,356	2,171	2,133

Total non-interest expense	19,978	18,453	17,256	17,737	18,632

Income before income taxes	2,951	5,430	7,191	7,577	7,421
Income tax expense	620	1,547	1,985	2,301	1,708

Net income	$2,331	$3,883	$5,206	$5,276	$5,713

Less: Cumulative preferred stock dividend and accretion	393	637	—	—	—
Less: Deemed dividend resulting from preferred stock repayment	2,954	—	—	—	—

Net income available to common stockholders	$(1,016)	$3,246	$5,206	$5,276	$5,713

Basic earnings per common share	$(0.08)	$0.27	$0.44	$0.51	$0.55
Diluted earnings per common share	$(0.08)	$0.27	$0.44	$0.51	$0.55

Weighted average common shares outstanding
Basic	12,946	12,164	11,804	10,303	10,302
Diluted	12,946	12,247	11,892	10,400	10,384

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2009	2009	2008	2008	2008
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$2,396	$2,740	$1,646	$1,315	$763
Commercial mortgages	6,087	7,276	7,738	6,178	5,329
Commercial business loans	1,442	1,861	1,921	2,210	3,103
Consumer loans	1,326	587	866	650	577

Total non-accruing loans	11,251	12,464	12,171	10,353	9,772
Other real estate owned	130	371	498	941	1,050

Total non-performing assets	$11,381	$12,835	$12,669	$11,294	$10,822

Total non-accruing loans/total loans	0.57%	0.63%	0.61%	0.52%	0.49%
Total non-performing assets/total assets	0.42%	0.47%	0.48%	0.44%	0.42%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$22,903	$22,908	$22,886	$22,581	$22,130
Charged-off loans	(2,291)	(2,643)	(1,474)	(1,331)	(754)
Recoveries on charged-off loans	105	138	96	386	100

Net loans charged-off	(2,186)	(2,505)	(1,378)	(945)	(654)
Provision for loan losses	2,200	2,500	1,400	1,250	1,105

Balance at end of period	$22,917	$22,903	$22,908	$22,886	$22,581

Allowance for loan losses/non-accruing loans	204%	184%	188%	221%	231%
Allowance for loan losses/total loans	1.16%	1.16%	1.14%	1.15%	1.14%

NET LOAN CHARGE-OFFS
Residential mortgages	$(27)	$(117)	$—	$(119)	$—
Commercial mortgages	(755)	(1,448)	(900)	(63)	(131)
Commercial business loans	(795)	(150)	(10)	(265)	(121)
Consumer loans	(609)	(790)	(468)	(498)	(402)

Total, net	$(2,186)	$(2,505)	$(1,378)	$(945)	$(654)

Net charge-offs (annualized)/average loans	0.45%	0.51%	0.27%	0.19%	0.13%
Net charge-offs (YTD annualized)/average loans	0.48%	0.51%	0.19%	0.16%	0.15%

DELINQUENT LOANS/TOTAL LOANS
30-89 Days delinquent	0.63%	0.45%	0.46%	0.45%	0.33%
90+ Days delinquent and still accruing	0.03%	0.01%	0.05%	0.03%	0.04%

Total accruing delinquent loans	0.66%	0.46%	0.51%	0.48%	0.37%

Non-accruing loans	0.57%	0.63%	0.61%	0.52%	0.49%

Total delinquent loans	1.23%	1.09%	1.12%	1.00%	0.86%

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

At or for the Quarters Ended
June 30,	Mar. 31,	Dec. 31,	Sep. 30,	June 30,
2009	2009	2008	2008	2008
PERFORMANCE RATIOS
Core return on tangible assets	0.45%	0.77%	0.98%	1.03%	1.16%
Return on total assets	0.35	0.59	0.79	0.82	0.91
Core return on tangible common equity	5.23	8.54	12.70	15.85	17.89
Return on total common equity	2.38	3.52	5.62	6.26	6.89
Net interest margin, fully taxable equivalent	2.91	3.11	3.41	3.48	3.45
Core tangible non-interest income to tangible assets	1.15	1.42	1.04	1.21	1.47
Non-interest income to assets	1.26	1.32	0.97	1.13	1.36
Core tangible non-interest expense to tangible assets	2.97	2.86	2.68	2.82	2.91
Non-interest expense to assets	2.99	2.80	2.62	2.76	2.97
Efficiency ratio	75.85	65.23	62.24	62.18	61.08

GROWTH
Total loans, year-to-date (annualized)	(4)%	(8)%	3%	3%	4%
Total deposits, year-to-date (annualized)	13	24	—	1	(1)
Total revenues, year-to-year YTD	(6)	(5)	21	29	21

FINANCIAL DATA (In millions)
Total assets	$2,681	$2,724	$2,667	$2,566	$2,547
Total loans	1,969	1,969	2,007	1,922	1,978
Total intangible assets	178	179	179	180	181
Total deposits	1,951	1,938	1,830	1,837	1,811
Total stockholders’ equity	408	413	408	333	330
Total common stockholders’ equity	408	376	372	333	330
Total core income	2.0	3.9	5.2	5.3	5.7
Total net income	2.3	3.9	5.2	5.3	5.7

ASSET QUALITY RATIOS
Net charge-offs (annualized)/average loans	0.45%	0.51%	0.27%	0.19%	0.13%
Non-performing assets/total assets	0.42	0.47	0.48	0.44	0.42
Loan loss allowance/total loans	1.16	1.16	1.14	1.15	1.14
Loan loss allowance/nonperforming loans	2.04	x	1.84	x	1.88	x	2.21	x	2.31	x

PER COMMON SHARE DATA
Core earnings, diluted	$0.15	$0.27	$0.44	$0.51	$0.55
Net earnings, diluted	(0.08)	0.27	0.44	0.51	0.55
Tangible common book value	16.52	16.02	15.73	14.58	14.36
Total common book value	29.29	30.54	30.33	31.71	31.78
Market price at period end	20.78	22.92	30.86	32.00	23.65
Dividends	0.16	0.16	0.16	0.16	0.16

CAPITAL RATIOS
Common stockholders’ equity to total assets	15.20%	13.80%	13.82%	12.97%	12.96%
Tangible common stockholders’ equity to tangible assets	9.18	7.74	7.62	6.41	6.30
Stockholders’ equity to total assets	15.20	15.15	15.32	12.97	12.96
Tangible stockholders’ equity to tangible assets	9.18	9.20	9.23	6.41	6.30

(1)	Reconciliations of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.

(2)	All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
AVERAGE BALANCES

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands)	2009	2009	2008	2008	2008
Assets
Loans
Residential mortgages	$637,232	$675,905	$679,000	$672,363	$665,407
Commercial mortgages	810,421	804,109	808,308	787,543	745,727
Commercial business loans	173,486	173,055	185,434	192,065	196,962
Consumer loans	338,506	343,296	343,894	346,068	354,321

Total loans	1,959,645	1,996,365	2,016,636	1,998,039	1,962,417
Securities	346,274	335,414	304,466	266,720	260,046
Fed funds sold & short-term investments	73,874	49,966	15,345	4,384	12,633

Total earning assets	2,379,793	2,381,745	2,336,447	2,269,143	2,235,096
Goodwill & other intangible assets	178,164	178,711	179,187	180,387	181,705
Other assets	125,446	113,471	105,097	105,937	105,109

Total assets	$2,683,403	$2,673,927	$2,620,731	$2,555,467	$2,521,910

Liabilities and stockholders’ equity
Deposits
NOW	$187,174	$193,038	$196,326	$193,192	$202,747
Money market	483,302	462,518	453,977	447,184	491,945
Savings	210,678	213,074	220,565	221,746	212,680
Time	795,155	762,940	746,913	734,195	705,305

Total interest-bearing deposits	1,676,309	1,631,570	1,617,781	1,596,317	1,612,677
Borrowings and debentures	310,323	365,833	382,015	380,453	343,816

Total interest-bearing liabilities	1,986,632	1,997,403	1,999,796	1,976,770	1,956,493
Non-interest-bearing demand deposits	251,565	232,480	229,175	232,762	221,471
Other liabilities	30,146	32,960	17,566	10,804	10,780

Total liabilities	2,268,343	2,262,843	2,246,537	2,220,336	2,188,744

Total stockholders’ common equity	392,321	374,207	368,991	335,131	333,166
Total stockholders’ preferred equity	22,739	36,877	5,203	—	—

Total stockholders’ equity	415,060	411,084	374,194	335,131	333,166

Total liabilities and stockholders’ equity	$2,683,403	$2,673,927	$2,620,731	$2,555,467	$2,521,910

Supplementary data
Total non-maturity deposits	$1,132,719	$1,101,110	$1,100,043	$1,094,884	$1,128,843
Total deposits	1,927,874	1,864,050	1,846,956	1,829,079	1,834,148
Fully taxable equivalent income adj.	562	566	532	532	532

(1)	Average balances for securities available-for-sale are based on amortized cost.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
AVERAGE YIELDS (Fully Taxable Equivalent — Annualized)

	Quarters Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2009	2009	2008	2008	2008
Earning assets
Loans
Residential mortgages	5.46%	5.56%	5.64%	5.65%	5.66%
Commercial mortgages	5.17	5.39	6.01	6.24	6.44
Commercial business loans	5.76	5.96	5.99	6.41	6.57
Consumer loans	4.46	4.64	5.46	5.86	6.02
Total loans	5.19	5.37	5.79	5.99	6.11
Securities	4.58	4.85	5.14	5.27	5.39
Federal funds sold and short-term investments	0.24	0.17	0.54	1.45	1.78
Total earning assets	4.94	5.18	5.67	5.89	6.00

Funding liabilities
Deposits
NOW	0.45	0.40	0.52	0.64	0.73
Money Market	1.42	1.40	1.73	1.86	2.14
Savings	0.34	0.44	0.68	0.61	0.71
Time	3.32	3.43	3.54	3.76	4.08
Total interest-bearing deposits	2.08	2.11	2.27	2.41	2.62
Borrowings and debentures	4.35	4.10	4.21	4.27	4.29
Total interest-bearing liabilities	2.43	2.47	2.64	2.77	2.91

Net interest spread	2.51	2.71	3.03	3.12	3.09
Net interest margin	2.91	3.11	3.41	3.48	3.45

Cost of funds	2.16	2.21	2.37	2.48	2.62
Cost of deposits	1.81	1.84	1.99	2.10	2.31

(1)	Average balances and yields for securities available-for-sale are based on amortized cost.

(2)	Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

			At or for the Quarters Ended
			June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)			2009	2009	2008	2008	2008
Net income			$2,331	$3,883	$5,206	$5,276	$5,713
Adj: Loss (gain) on sale of securities, net			(3)	2	—	(4)	26
Less: Merger termination fee			(970)	—	—	—	—
Less: Other non-recurring income			(270)	63	—	—	—
Plus: Merger related expenses			215	—	—	—	—
Plus: Other non-recurring expense			386	—	—	—	683
Adj: Income taxes			269	(27)	—	2	(701)

Total core income	(A	)	$1,958	$3,921	$5,206	$5,274	$5,721
Plus: Amortization of intangible assets			833	833	838	889	1,019

Total tangible core income	(B	)	$2,791	$4,754	$6,044	$6,163	$6,740

Total non-interest income			$8,405	$8,672	$6,377	$7,235	$8,511
Adj: Loss (gain) on sale of securities, net			(3)	2	—	(4)	26
Less: Merger termination fee			(970)	—	—	—	—
Less: Other non-recurring income			(270)	63	—	—	—

Total core non-interest income	(C	)	7,162	8,737	6,377	7,231	8,537
Net interest income			16,724	17,711	19,470	19,329	18,647

Total core revenue	(D	)	$23,886	$26,448	$25,847	$26,560	$27,184

Total non-interest expense			$19,978	$18,453	$17,256	$17,737	$18,632
Less: Merger related expenses			(215)	—	—	—	—
Less: Other non-recurring expense			(386)	—	—	—	(683)

Core non-interest expense	(E	)	19,377	18,453	17,256	17,737	17,949
Less: Amortization of intangible assets			(833)	(833)	(838)	(889)	(1,019)

Total core tangible non-interest expense	(F	)	$18,544	$17,620	$16,418	$16,848	$16,930

(Dollars in millions, except per share data)
Total average assets			$2,683	$2,674	$2,621	$2,555	$2,522
Less: Average intangible assets			(178)	(179)	(179)	(180)	(182)

Total average tangible assets	(G	)	$2,505	$2,495	$2,442	$2,375	$2,340

Total average stockholders’ equity			$415	$411	$374	$335	$333
Less: Average intangible assets			(178)	(179)	(179)	(180)	(182)

Total average tangible stockholders’ equity			237	232	195	155	151
Less: Average preferred equity			(23)	(37)	(6)	—	—

Total average tangible common stockholders’ equity	(H	)	$214	$195	$189	$155	$151

Total stockholders’ equity, period-end			$408	$413	$408	$335	$330
Less: Intangible assets, period-end			(178)	(179)	(179)	(180)	(181)

Total tangible stockholders’ equity, period-end			230	234	229	155	149
Less: Preferred equity, period-end			—	(37)	(37)	—	—

Total tangible common stockholders’ equity, period-end	(I	)	$230	$197	$192	$155	$149

Total common shares outstanding, period-end (thousands)	(J	)	13,916	12,306	12,253	10,493	10,385
Average diluted common shares outstanding (thousands)	(K	)	12,946	12,247	11,892	10,400	10,384

Core earnings per common share, diluted (1)	(A/K	)	$0.15	$0.27	$0.44	$0.51	$0.55
Tangible book value per common share, period-end	(I/J	)	$16.52	$16.02	$15.73	$14.58	$14.36

Core return on tangible assets	(B/G	)	0.45%	0.77%	0.98%	1.03%	1.16
Core return on tangible common equity (1)	(B/H	)	5.23	8.54	12.70	15.85	17.89
Core tangible non-interest income to tangible assets	(C/G	)	1.15	1.42	1.04	1.21	1.47
Core tangible non-interest expense to tangible assets	(F/G	)	2.97	2.86	2.68	2.82	2.91
Efficiency ratio (2)			75.85	65.23	62.24	62.18	61.08

(1)
March 31, 2009 ratios include a $637,000 reduction in core income and tangible core income related to cumulative preferred stock dividend and accretion. Preferred dividend charges recorded in Q2 were deemed non-core due to preferred stock repayment.

(2)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(4)	Quarterly data may not sum to year-to-date data due to rounding.

Other Non Core Items
Merger Termination Fee from CNB	970

BERKSHIRE HILLS BANCORP AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

			At or for the Six Months Ended
			June 30,	June 30,
(Dollars in thousands)			2009	2008
Net income			$6,214	$11,762
Adj: Loss (gain) on sale of securities, net			(1)	26
Less: Merger termination fee			(970)	—
Less: Other non-recurring income			(207)	—
Plus: Merger related expenses			215	—
Plus: Other non-recurring expense			386	683
Adj: Income taxes			242	(701)

Total core income	(A	)	$5,879	$11,770
Plus: Amortization of intangible assets			1,666	2,103

Total tangible core income	(B	)	$7,545	$13,873

Total non-interest income			$17,077	$17,983
Adj: Loss (gain) on sale of securities, net			(1)	26
Less: Merger termination fee			(970)	—
Less: Other non-recurring income			(207)	—

Total core non-interest income	(C	)	15,899	18,009
Net interest income			34,435	36,941

Total core revenue	(D	)	$50,334	$54,950

Total non-interest expense			$38,431	$36,706
Less: Merger related expenses			(215)	—
Less: Other non-recurring expense			(386)	(683)

Core non-interest expense	(E	)	37,830	36,023
Less: Amortization of intangible assets			(1,666)	(2,103)

Total core tangible non-interest expense	(F	)	$36,164	$33,920

(Dollars in millions, except per share data)
Total average assets			$2,679	$2,511
Less: Average intangible assets			(178)	(182)

Total average tangible assets	(G	)	$2,501	$2,329

Total average stockholders’ equity			$413	$331
Less: Average intangible assets			(178)	(182)

Total average tangible stockholders’ equity			235	149
Less: Average preferred equity			(30)	—

Total average tangible common stockholders’ equity	(H	)	$205	$149

Total stockholders’ equity, period-end			$410	$330
Less: Intangible assets, period-end			(178)	(181)

Total tangible stockholders’ equity, period-end			232	149
Less: Preferred equity, period-end			(18)	—

Total tangible common stockholders’ equity, period-end	(I	)	$214	$149

Total common shares outstanding, period-end (thousands)	(J	)	13,916	10,385
Average diluted common shares outstanding (thousands)	(K	)	12,593	10,420

Core earnings per common share, diluted (1)	(A/K	)	$0.42	$1.13
Tangible book value per common share, period-end	(I/J	)	$15.38	$14.36

Core return on tangible assets	(B/G	)	0.61%	1.20
Core return on tangible common equity (1)	(B/H	)	7.11	18.52
Core tangible non-interest income to tangible assets	(C/G	)	1.28	1.55
Core tangible non-interest expense to tangible assets	(F/G	)	2.92	2.92
Efficiency ratio (2)			70.27	60.60

(1)
June 30, 2009 ratios include a $637,000 reduction in core income and tangible core income for cumulative preferred stock dividend and accretion accumulated during Q1 2009. Preferred dividend charges recorded in Q2 were deemed non-core due to preferred stock repayment.

(2)
Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income. The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(3)	Ratios are annualized and based on average balance sheet amounts, where applicable.

(4)	Quarterly data may not sum to year-to-date data due to rounding.

Other Non Core Items
Merger Termination Fee from CNB	970